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EXHIBIT 10.32

                          FRANKLIN BANCORPORATION, INC.

                           SECOND AMENDED AND RESTATED

                                STOCK OPTION PLAN

           1.  Purpose.

           This Second Amended and Restated Stock Option Plan (hereinafter referred to as this "Plan") is effective April 23, 1997 and is an amendment and restatement of that certain Stock Option Plan effective April 17, 1991 (the "Original Plan") as amended and restated by the Amended and Restated Stock Option Plan dated November 4, 1993. This Plan is intended to promote the best interests of the Corporation and its stockholders by (a) enabling the Corporation and any Subsidiary to attract and retain persons of ability as executive officers and key employees, (b) providing an incentive to such persons by affording them an equity participation in the Corporation and (c) rewarding those executive officers and key employees who contribute to the operating progress and earning power of the Corporation or any Subsidiary.

           1.  Definitions.

           The following terms shall have the following meanings when used herein unless the context clearly otherwise requires:

               A. "Board of Directors" means the Board of Directors of the Corporation.

               B. "Code" means the Internal Revenue Code of 1986, as amended, or any successor provisions.

               C. "Committee" means the Administrative Committee, or any other committee to which the Board of Directors delegates any responsibility for the implementation, interpretation or administration of this Plan and which is composed solely of two or more "Non-Employee Directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as such rule may be amended or superseded.

               D. "Common Stock" means the Common Stock of the Corporation, par value Ten Cents ($0.10) per share.

               E. "Controlling Participant" means any Eligible Person who, immediately before any Option is granted to that particular Eligible Person, directly or indirectly possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Subsidiary).

               F. "Corporation" means Franklin Bancorporation, Inc., a Delaware corporation.

               G. "Effective Date of Original Plan" means April 17, 1991, the effective date of the Original Plan.

               H. "Eligible Person" means any executive officer or key employee of the Corporation or any Subsidiary who is not a member of the Committee if the Corporation then has securities registered under Section 12 of the Exchange Act.

               I. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               J. "Exercise Price" means the price at which a share of Incentive Stock may be purchased by a particular Participant pursuant to the exercise of an Option.


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               K.  "Fair Market Value" means the value of each share of Common
Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Common Stock shall be equal to the average of the bid and asked prices for the Common Stock on the Grant Date, as correctly reported in any stock quotation report provided by the NASDAQ System or the National Association of Securities Dealers, Inc. or, if the Common Stock is quoted on the NASDAQ National Market System or traded on an exchange, the closing price for the Common Stock on the Grant Date, as correctly quoted in the Wall Street Journal. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board of Directors in good faith.

               L. "Grant Date" means the later of (i) the date as of which the Committee determines that the Participant should receive a grant and approve the grant to the Participant and (ii) the date as of which the Participant and the Corporation, or a Subsidiary, enter into the relationship resulting in the Participant being eligible for grants.

               M. "Incentive Stock" means shares of Common Stock issued pursuant to this Plan.

               N. "ISO" means an Option (or a portion thereof) intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision.

               O. "NQSO" means an Option (or a portion thereof) which is not intended to, or does not, qualify for any reason as an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision.

               P. "Option" means the right of a Participant to purchase shares of Incentive Stock in accordance with the terms of this Plan and the Stock Option Agreement between such Participant and the Corporation.

               Q. "Participant" means any Eligible Person to whom an Option has been granted pursuant to this Plan and who is a party to a Stock Option Agreement.

               R. "SAR" means a right granted by the Corporation to a Participant to receive cash or other consideration equal to the difference between the Fair Market Value of the Incentive Stock covered by all or any unexercised portion of an Option on the date of exercise of the SAR and the Fair Market Value of such Incentive Stock on the date of grant of the SAR.

               S. "Stock Option Agreement" means an agreement by and between a Participant and the Corporation setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which Incentive Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Stock Option Agreement shall be subject to the provisions of this Plan (which shall be incorporated by reference therein) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

               T. "Subsidiary" means any subsidiary of the Corporation within the meaning of Rule 405 of Regulation C under the Securities Exchange Act of 1933, as amended (with the term "person" as used in such Rule 405 being defined as in Section 2(2) of the Securities Exchange Act of 1933, as amended) and any subsidiary of the Corporation within the meaning of Section 424(f) of the Code.

           2.  Adoption and Administration of Plan.

               A. This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that if the stockholders of the Corporation shall not approve this Plan, in accordance with applicable state law, within twelve (12) months before or after the adoption of this Plan by the Board of Directors, this Plan shall expire and the Original Plan shall remain in full force and effect, in accordance with its terms, without regard to any provision of this Plan. No Option or other award hereunder shall be exercisable or payable in any respect prior to such approval of this Plan by the stockholders of the Corporation.


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               B.  Any Option granted pursuant to this Plan shall be granted on or before April 17, 2001, which date is ten (10) years from the Effective Date of the Original Plan.

               C. The Board of Directors shall implement, interpret (except as expressly provided in this Plan) and administer this Plan. Without limiting the powers and authority of the Board of Directors in any respect, the Board of Directors shall have authority (i) to construe and interpret this Plan and any Stock Option Agreement entered into hereunder; (ii) to determine the Fair Market Value of Incentive Stock; (iii) to select Eligible Persons to whom Options may from time to time be granted hereunder; (iv) to determine whether any Option or any portion thereof shall be an ISO or a NQSO; (v) to determine the number of shares of Incentive Stock to be covered by any Option and the Exercise Price applicable to any Option; (vi) to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Option and to approve forms of Stock Option Agreement; (vii) to determine whether, and under what circumstances, an Option may be settled or paid in cash or other consideration;
(viii) to amend, cancel, accept the surrender of, modify or accelerate the vesting of all or any portion of an Option, including amendments or modifications that may cause an ISO to become a NQSO; (ix) to authorize and implement any amendment, as required by the Code or with the consent of the Participant, to any Stock Option Agreement and the terms of any Option evidenced thereby; and (x) to establish policies and procedures for the exercise of Options and the satisfaction of withholding or other obligations arising in connection therewith.

               D. To the extent not prohibited by the General Corporation Law of the State of Delaware or the charter or bylaws of the Corporation, the Board of Directors shall delegate all of its responsibilities hereunder with respect to administration of this Plan to the Committee while the officers and directors of the Corporation are subject to Section 16 of the Securities Exchange Act of 1934, and all references herein or in any Stock Option Agreement to the Board of Directors shall, to the extent applicable, be deemed to refer to and include the Committee.

               E. Any action taken by the Board of Directors with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

           3.  Total Number of Shares of Incentive Stock.

               The number of shares of Incentive Stock which may be issued in the aggregate by the Corporation under this Plan pursuant to the exercise of Options granted hereunder shall not be more than eight hundred thousand (800,000) which number may be increased only by a resolution adopted by the Board of Directors and approved within twelve (12) months after such adoption by the stockholders of the Corporation in accordance with applicable state law. Such shares of Incentive Stock may be issued out of the authorized and unissued or reacquired Common Stock of the Corporation. Any shares subject to an Option or portion thereof which expires or is terminated unexercised (unless by virtue of the exercise of a SAR granted in tandem therewith) as to such shares may again be subject to an Option under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Article 9 hereof, the aforesaid number of shares shall be appropriately so adjusted.

           4.  Eligibility and Awards.

               A. The Board of Directors shall determine, at any time and from time to time, (i) any Eligible Person to whom the award of an Option may further the purposes of this Plan in the view of the Board of Directors, (ii) whether any Option to be awarded to an Eligible Person shall be intended as an ISO or as a NQSO, the number of shares of Incentive Stock to be covered by such Option, the Exercise Price of such Option, whether such Option contains a SAR and all other terms and conditions of such Option, (iii) the Fair Market Value on the date of grant of the Option and (iv) the terms and conditions of the Stock Option Agreement to evidence such Option, including the restrictions, if any, applicable to the shares of Incentive Stock that may be acquired upon exercise of any portion of such Option. The Board of Directors may delegate to the appropriate officer or officers of the Corporation the authority to prepare, execute and deliver any Stock Option Agreement evidencing any Option granted under this Plan; provided, however, that any such Stock Option Agreement shall be consistent with the terms and conditions of this Plan.


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               B.  For any Option intended to qualify as an ISO, in whole or in part, (i) the term during which such Option shall be in effect shall not be greater than ten (10) years [provided, however, that the term shall not be greater than five (5) years for any Option granted to a Controlling Participant], (ii) the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value on the date that such Option is granted [provided, however, that, if an ISO shall be granted to a Controlling Participant, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date that such Option is granted] and
(iii) such Option is exercisable only by the Participant during his or her lifetime and shall be nontransferable by the Participant unless the Stock Option Agreement permits such Option to be transferred by will or the laws of descent and distribution.

               C. As soon as practicable after the Board of Directors determines to award an Option pursuant to Section 5A hereof, the appropriate officer or officers of the Corporation shall give notice (written or oral) to such effect to each Eligible Person designated to be awarded an Option, which notice shall be accompanied by a copy or copies of the Stock Option Agreement to be executed by such Eligible Person.

               D. Upon receipt of the notice specified in Section 5C hereof, an Eligible Person shall have an Option, and shall thereby become and be a Participant, only after the due execution and delivery by such Eligible Person and the Corporation of a Stock Option Agreement (in such number as the officer or officers of the Corporation shall direct) by such date and time as shall be specified in such notice (unless waived by the Corporation).

               E. In the event that the Corporation or any Subsidiary assumes an option granted by another entity, which option is to be covered by this Plan and upon the exercise of which shares of Incentive Stock are to be issued, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise thereof, which shall be adjusted appropriately in accordance with the Code, and references to such other entity, which shall be deemed to refer to the Corporation). In the event that the Board of Directors elects to grant an Option under this Plan to replace an option granted by another entity (rather than assume such option), the holder of such option shall be eligible to receive such replacement Option, which may be granted with a similarly-adjusted Exercise Price.

           5.  Exercise and Termination of Options.

               A. An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Stock Option Agreement, and only if compliance with all applicable Federal and state securities laws can be effected. An Option may be exercised only by (i) the Participant's completion, execution and delivery to the Corporation of a notice of such Participant's exercise of such Option and an "investment letter" (if required by the Corporation) as supplied by the Corporation and (ii) the payment to the Corporation of the aggregate Exercise Price, in accordance with
Section 6B hereof and the Stock Option Agreement, for the shares of Incentive Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice). Except as specifically provided by a duly executed Stock Option Agreement or unless waived by the Board of Directors, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession). Notwithstanding the foregoing, no officer, director or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Common Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

               B. Payment by each Participant for the shares of Incentive Stock purchased hereunder upon the exercise of an Option shall be made by good check or in accordance with the terms of any Stock Option Agreement executed by such Participant.

               C. The Board of Directors at any time or from time to time may offer to buy out for a payment in cash or Incentive Stock all or a portion of an outstanding Option held by a Participant, based on such terms and conditions as the Board of Directors shall establish and communicate to the Participant at the time that such offer is made. The Board of Directors may


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provide for the surrender of all or any portion of an Option in satisfaction of specified obligations of a Participant.

               D. As a condition to the exercise of any Option or SAR (for non-cash consideration), the Corporation shall have the right to require that the Participant (or the recipient of any shares of Incentive Stock or noncash consideration) remit to the Corporation or any Subsidiary an amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local withholding tax requirements prior to the delivery of any stock certificate evidencing shares of Incentive Stock or other form of non-cash consideration; in lieu thereof, the Participant may satisfy applicable withholding tax requirements by electing to have the Corporation withhold from the Incentive Stock issuable upon exercise of an Option a number of whole shares having a Fair Market Value (determined on the date that the amount of tax to be withheld is to be fixed) at least equal to the aggregate amount required to be withheld. Whenever any payments are to be made in cash (upon the exercise of a SAR or otherwise), the Corporation shall deduct from such payment such amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local withholding tax requirements thereon.

           6.  Costs and Expenses.

               All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Corporation; provided, however, that, except as otherwise specifically provided in this Plan or the applicable Stock Option Agreement between the Corporation and a Participant, the Corporation shall not be obligated to pay any costs or expenses (including legal fees) incurred by any Participant in connection with any Stock Option Agreement, this Plan or any Option or Incentive Stock held by any Participant.

           7.  No Prior Right of Award.

               Nothing in this Plan shall be deemed to give any director, officer or employee of, or advisor or consultant to, the Corporation or any Subsidiary, or such person's legal representatives or assigns, or any other person or entity claiming under or through such person, any contract or other right to participate in the benefits of this Plan. Nothing in this Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation or any Subsidiary shall continue to employ, retain or engage any individual (whether or not a Participant). This Plan shall not affect in any way the right of the Corporation and any Subsidiary to terminate the employment or engagement of any individual (whether or not a Participant) at any time and for any reason whatsoever and to remove any individual (whether or not a Participant) from any position as a director or officer. No change of a Participant's duties as an employee of the Corporation or any Subsidiary shall result in a modification of the terms of any rights of such Participant under this Plan or any Stock Option Agreement executed by such Participant.

           8.  Changes in Capital Structure.

               Subject to any required action by the stockholders of the Corporation and the provisions of the General Corporation Law of the State of Delaware, the number of shares of Incentive Stock represented by the unexercised portion of an Option and the number of shares of Incentive Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an Option that expired, was cancelled, surrendered or terminated unexercised as to such shares), as well as the Exercise Price under the unexercised portion of an Option, shall be proportionately adjusted for (i) a division, combination or reclassification of any of the shares of Common Stock of the Corporation or (ii) a dividend payable in shares of Common Stock of the Corporation.

           9.  Amendment or Termination of Plan.

               Except as otherwise provided herein, this Plan may be amended or terminated in whole or in part by the Board of Directors (in its sole discretion), but no such action shall adversely affect or alter any right or obligation with respect to any Option or Stock Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Corporation or its counsel) so that any Option intended to qualify as an ISO complies with the Code or any rule or regulation promulgated or proposed thereunder.


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           10. Burden and Benefit.

               The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

           11. Headings.

               The headings and other captions contained in this Plan are for convenience of reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Plan.

           12. Interpretation.

               Notwithstanding any provision of this Plan or any provision of any Stock Option Agreement evidencing an Option that is intended, in whole or in part, to qualify as an ISO: (a) this Plan and each such Stock Option Agreement are intended to comply with all requirements for qualification under the Code and with any rule or regulation promulgated or proposed thereunder, and shall be interpreted and construed in a manner which is consistent with this Plan and each such Stock Option Agreement being so qualified; and (b) for so long as any securities of the Corporation are registered under Section 12 of the Exchange Act, this Plan and each Stock Option Agreement evidencing an Option granted to an Eligible Person who is then required to report transactions in the securities of the Corporation pursuant to Section 16(a) of the Exchange Act are intended to meet the applicable requirements for exemption under Rule 16b-3 promulgated pursuant to the Exchange Act. This Plan shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware.


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